EXHIBIT 10.29
MAGNOLIA OIL & GAS CORPORATION
LONG TERM INCENTIVE PLAN
PERFORMANCE RESTRICTED STOCK UNIT GRANT NOTICE
Pursuant to the terms and conditions of the Magnolia Oil & Gas Corporation Long Term Incentive Plan, as amended from time to time (the “Plan”), Magnolia Oil & Gas Corporation (the “Company”) hereby grants to the individual listed below (“you” or the “Participant”) the number of Performance Restricted Stock Units (“PRSUs”) set forth below in this Performance Restricted Stock Unit Grant Notice (this “Grant Notice”). This award of PRSUs (this “Award”) is subject to the terms and conditions set forth herein, in the Performance Restricted Stock Unit Agreement attached hereto as Exhibit A (the “Agreement”) and in the Plan attached hereto as Exhibit B, each of which is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Participant:	[____________]
Date of Grant:	[____________]
Total Number of Performance Restricted Stock Units:	[____________] (“Target Number of PRSUs”)
Vesting Commencement Date:	[____________] (“Vesting Commencement Date”)
General Requirements:	Subject to the terms and conditions of this Grant Notice, the Agreement and the Plan, a number of PRSUs up to the Target Number of PRSUs are eligible to become earned and vest, and Stock may become issuable with respect to such PRSUs, based on (i) achievement of the performance criteria set forth herein, and (ii) your satisfaction of the service-based vesting conditions.
Performance Criteria:	The PRSUs are subject to the Committee’s certification of the achievement of the following performance criteria:
	Performance Criteria	Percentage of Target Number of PRSUs Earned
	The average closing price of the Stock for any [__] consecutive trading days during the Performance Period is at least [__]% greater than the average closing price of the Stock for the [__] consecutive trading days ending on and including [________, 202__] (for the avoidance of doubt, the average closing price that must be achieved is $[___]) (“Target Level”).	100%
	The average closing price of the Stock for any [__] consecutive trading days during the Performance Period does not reach the Target Level.	0%

The period over which the Company’s performance will be measured for purposes of applying the performance criteria set forth above shall be from [__________, 202__] to [_________, 202__] (the “Performance Period”).

If and when the Target Level is achieved and certified, the Target Number of PRSUs shall become “Earned PRSUs” and the date the Committee certifies such achievement (which shall occur as soon as reasonably practicable following the last day of the applicable [__] consecutive trading day period) shall be the “Performance Achievement Date.” If the Target Level is not achieved during the Performance Period, then all PRSUs (whether or not they have become Vested PRSUs (as defined below) and including all rights arising from such PRSUs and from being a holder thereof) will terminate automatically on the last day of the Performance Period, without any further action by the Company, and will be forfeited by the Participant without consideration or notice.

Service-Based Vesting Conditions:
Subject to the terms and conditions of this Grant Notice, the Agreement, and the Plan, PRSUs shall vest according to the following schedule:

1/3rd of the Target Number of PRSUs on the first anniversary of the Vesting Commencement Date;

1/3rd of the Target Number of PRSUs on the second anniversary of the Vesting Commencement Date; and

1/3rd of the Target Number of PRSUs on the third anniversary of the Vesting Commencement Date;

provided that, except as provided below, you must remain continuously employed or engaged by the Company or an Affiliate, as applicable, from the Date of Grant through each such vesting date (each such date, a “Vesting Date”).

If and when you satisfy the service-based vesting conditions above for a given Vesting Date, the applicable amount of the Target Number of PRSUs shall become “Vested PRSUs.” In the event of the termination of your employment or service with the Company or an Affiliate other than as described below, at any time prior to the time all PRSUs become Vested PRSUs, all unvested PRSUs (whether or not they have become Earned PRSUs and including all rights arising from such PRSUs and from being a holder thereof) will terminate automatically without any further action by the Company and will be forfeited without consideration or notice.

Settlement of Vested and Earned PRSUs:
Except as otherwise provided below, no payment shall be made with respect to any PRSUs subject to this Award until such PRSUs have become both Earned PRSUs and Vested PRSUs in accordance with the provisions above. If the Performance Achievement Date occurs (1) prior to an applicable Vesting Date for PRSUs, then such PRSUs that are scheduled to vest on that Vesting Date will become payable as of such Vesting Date provided such PRSUs become Vested PRSUs in accordance with the “Service-Based Vesting Conditions” section above; or (2) after an applicable Vesting Date for PRSUs, then such PRSUs that became Vested PRSUs as of that Vesting Date will become payable as of the Performance Achievement Date once such PRSUs become Earned PRSUs in accordance with the “Performance Criteria” section above. In all cases, settlement will occur in accordance with Section 4 of the Agreement.

Treatment upon a Change in Control:
If a Change in Control occurs:
(i) prior to the Performance Achievement Date, then all PRSUs that remain outstanding under this Award (i.e., that have not been previously forfeited) will cease to be subject to the performance criteria above as of the date of such Change in Control and will be deemed Earned PRSUs for purposes of this Grant Notice and the Agreement (for the avoidance of doubt, (a) if such a Change in Control occurs, then the date of the Change in Control shall be deemed to be the Performance Achievement Date for purposes of this Grant Notice and the Agreement, and (b) if such a Change in Control occurs following any Vesting Date on which PRSUs have previously become Vested PRSUs, then such Vested PRSUs shall become payable immediately upon the date of the Change in Control); and/or
(ii) prior to the satisfaction of all service-based vesting conditions described above, then Earned PRSUs (including Earned PRSUs described in clause (i) immediately above) shall remain subject to your continued employment or service through the applicable Vesting Date(s), except as provided below in the “Impact of Certain Qualifying Terminations of Employment following a Change in Control” section of this Grant Notice.
Notwithstanding the foregoing, in the event of a Change in Control pursuant to which the successor company or a parent or subsidiary thereof does not assume the PRSUs (a “Change in Control Vesting Event”), then so long as you have remained continuously employed by or have continued to provide services to the Company or an Affiliate, as applicable, from the Date of Grant through the date of such Change in Control, any unvested Earned PRSUs (including Earned PRSUs described in clause (i) immediately above) will become Vested PRSUs upon such Change in Control and will be settled in accordance with Section 4 of the Agreement.

Impact of Certain Qualifying Terminations of Employment following a Change in Control:
In the event of the termination of your employment or service by the Company or an Affiliate without Cause or upon your resignation for Good Reason, in each case, within 12 months following a Change in Control (a “CIC Termination Vesting Event”), any unvested Earned PRSUs (including Earned PRSUs described in clause (i) immediately above) will become Vested PRSUs as of the date of such CIC Termination Vesting Event and will be settled in accordance with Section 4 of the Agreement.

Impact of Certain Other Qualifying Terminations of Employment:
If termination of your employment or service (A) by the Company or an Affiliate without Cause, (B) due to your resignation for Good Reason, (C) due to your death, or (D) due to your Disability, in each case (a “Pro-Rata Vesting Event”), occurs:

(i) prior to the Performance Achievement Date, then the PRSUs will cease to be subject to the performance criteria above as of the date of such Pro-Rata Vesting Event and a number of PRSUs equal to the Target Number of PRSUs will remaining outstanding and will be deemed Earned PRSUs for purposes of this Grant Notice and the Agreement (for the avoidance of doubt, (a) if such a Pro-Rata Vesting Event occurs, then the date of such Pro-Rata Vesting Event shall be deemed to be the Performance Achievement Date for purposes of this Grant Notice and the Agreement, and (b) if such Pro-Rata Vesting Event occurs following any Vesting Date on which PRSUs have previously become Vested PRSUs, then such Vested PRSUs shall become payable immediately upon the date of the Pro-Rata Vesting Event); and/or

(ii) prior to the satisfaction of all service-based vesting conditions described above, unless the “Impact of Certain Qualifying Terminations of Employment following a Change in Control” section of this Grant Notice is applicable, then a number of Earned PRSUs (including Earned PRSUs described in clause (i) immediately above) will become Vested PRSUs as of the date of such Pro-Rata Vesting Event, equal to (a) the product of (1) the Target Number of PRSUs, times (2) a fraction, the numerator of which is the number of full months (counting the month in which your termination of employment occurs as a full month), beginning with the Vesting Commencement Date, during which you were employed or engaged by the Company or an Affiliate (which numerator may not exceed [__]), and the denominator of which is [__]; minus (b) the cumulative number of PRSUs, if any, that have previously become Vested PRSUs in accordance with the terms of this Grant Notice. The portion, if any, of the Earned PRSUs that have not become Vested PRSUs as of the date of the Pro-Rata Vesting Event after applying the provisions of this paragraph shall become null and void and shall be forfeited as of such date.

The date of a Change in Control Vesting Event, a CIC Termination Vesting Event or a Pro-Rata Vesting Event is referred to herein and in the Agreement as an “Early Vesting Event.”
“Cause” means (i) if the Participant is a party to an employment or service agreement with the Company and such agreement includes a definition of “cause” or a similar term, the definition contained therein; or (ii) if no such agreement exists, or if such agreement does not define “cause” or a similar term, (a) the Participant’s material breach of this Agreement or any other written agreement between the Participant and the Company or an Affiliate or the Participant’s breach of any policy or code of conduct established by the Company or an Affiliate and applicable to the Participant; (b) the commission of an act of gross negligence, willful misconduct, breach of fiduciary duty, fraud, theft or embezzlement on the part of the Participant; (c) the commission by the Participant of, or conviction or indictment of the Participant for, or plea of nolo contendere by the Participant to, any felony (or state law equivalent) or any crime involving moral turpitude; or (d) the Participant’s willful failure or refusal, other than due to Disability, to perform the Participant’s obligations pursuant to this Agreement or any employment agreement with the Company or an Affiliate, as applicable, or to follow any lawful directive from the Company or any Affiliate, as determined by the Company; provided, however, that if the Participant’s actions or omissions as set forth in this clause (d) are of such a nature that the Company determines they are curable by the Participant, such actions or omissions must remain uncured 30 days after the Company has provided the Participant written notice of the obligation to cure such actions or omissions.
“Disability” means (i) if the Participant is a party to an employment or service agreement with the Company and such agreement includes a definition of “disability” or a similar term, the definition contained therein; or (ii) if no such agreement exists, or if such agreement does not define “disability” or a similar term, (a) a physical or mental impairment of sufficient severity that, in the opinion of the Committee, (1) you are unable to continue performing the duties assigned to you prior to such impairment, or (2) your condition entitles you to disability benefits under any insurance or employee benefit plan of the Company or its Affiliates, and (b) the impairment or condition is cited by the Company as the reason for your termination; provided that, in all cases, the term Disability shall be applied and interpreted in compliance with the Nonqualified Deferred Compensation Rules.
“Good Reason” means the Participant’s resignation within 90 days after any of the following events, unless the Participant consents to the applicable event: (i) a material decrease in the Participant’s base salary, other than a reduction in annual base salary of less than 10% that is implemented in connection with a contemporaneous reduction in annual base salaries affecting other similarly-situated employees of the Company; (ii) a material decrease in (a) the Participant’s then-current title or position, or (b) authority or areas of responsibility as are commensurate with the Participant’s then-current title or position; (iii) a relocation of the Participant’s principal work location to a location more than 50 miles from the Participant’s then-current principal location of employment; or (iv) a material breach by the Company or any Affiliate of this Agreement or any material agreement between the Participant, the Company or any Affiliate. Notwithstanding the foregoing, any assertion by the Participant of a termination for Good Reason will not be effective unless and until the Participant has: (x) provided the Company or any Affiliate, within 60 days of the Participant’s knowledge of the occurrence of the facts and circumstances underlying the Good Reason event, written notice stating with specificity the applicable facts and circumstances underlying such Good Reason event; and (y) provided the Company or any Affiliate with an opportunity to cure the same within 30 days after the receipt of such notice.
By clicking to accept, you agree to be bound by the terms and conditions of the Agreement, the Plan, and this Grant Notice. You acknowledge that you have reviewed in their entirety and fully understand all provisions of the Agreement, the Plan, and this Grant Notice. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee regarding any questions or determinations arising under the Agreement, the Plan, or this Grant Notice.
In lieu of receiving documents in paper format, you agree, to the fullest extent permitted by applicable law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, account statements, annual and quarterly reports, and all other forms of communications) in connection with this Award. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet to which you have access. You hereby consent to all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents.
You acknowledge and agree that clicking to accept this Award constitutes your electronic signature and is intended to have the same force and effect as your manual signature.
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IN WITNESS WHEREOF, the Company has caused this Grant Notice to be executed by an officer thereunto duly authorized, effective for all purposes as provided above.
MAGNOLIA OIL & GAS CORPORATION
    By:
    Title: President, Chief Executive Officer and Chairman
    Name: Stephen Chazen

Signature Page
to
Performance Restricted Stock Unit Grant Notice

Exhibit A

PERFORMANCE RESTRICTED STOCK UNIT AGREEMENT
This Performance Restricted Stock Unit Agreement (together with the Grant Notice, this “Agreement”) is made as of the Date of Grant set forth in the Grant Notice (the “Date of Grant”) by and between Magnolia Oil & Gas Corporation, a Delaware corporation (the “Company”), and [___________] (the “Participant”). Capitalized terms used but not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.
1.Award. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, effective as of the Date of Grant, the Company hereby grants to the Participant the Target Number of PRSUs set forth in the Grant Notice on the terms and conditions set forth in the Grant Notice, this Agreement, and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control. The PRSUs are Other Stock-Based Awards granted pursuant to Section 6(h) of the Plan. To the extent earned and vested, each PRSU represents the right to receive one share of Stock, subject to the terms and conditions set forth in the Grant Notice, this Agreement, and the Plan. Prior to settlement of this Award, the PRSUs and this Award represent an unsecured obligation of the Company. Consistent with the terms of the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the terms of the Plan or the Agreement shall be within the sole discretion of the Committee, and shall be final, conclusive, and binding upon all persons.
2.Vesting of PRSUs.
(a)Subject to the terms of the Grant Notice and this Agreement, a number of PRSUs up to the Target Number of PRSUs are eligible to become (i) Earned PRSUs, based on the achievement of the applicable performance criteria, which shall be determined by the Committee in its sole discretion, and (ii) Vested PRSUs, based on the Participant’s satisfaction of the service-based vesting conditions, in each case, as set forth in the Grant Notice. Any PRSUs (whether or not they have become Vested PRSUs and including all rights arising from such PRSUs and from being a holder thereof) that have not become Earned PRSUs by the conclusion of the Performance Period will terminate automatically without any further action by the Company and will be forfeited without consideration or notice on the last day of the Performance Period. Except as set forth in the Grant Notice, in the event of the termination of the Participant’s employment prior to the date all PRSUs become Vested PRSUs, all unvested PRSUs (whether or not they have become Earned PRSUs and including all rights arising from such PRSUs and from being a holder thereof) will terminate automatically without any further action by the Company and will be forfeited without consideration or notice on the date of such termination. Notwithstanding the foregoing, in the event of a termination of the Participant’s employment for Cause, (A) all PRSUs that have not become vested, and (B) all PRSUs that have become vested but have not been settled in accordance with Section 4 (in each case, whether or not they have become Earned PRSUs and including all rights arising from such PRSUs and from being a holder thereof) will terminate automatically without any further action by the Company and will be forfeited without consideration or notice on the date of such termination. For the avoidance of doubt, in the event the Participant is or becomes a member of the Board, the Participant will be considered to have remained continuously employed or engaged by the Company or an Affiliate following the termination of the Participant’s employment with the Company or an Affiliate so long as the Participant is a member of the Board as of the date of such termination.
(b)Notwithstanding any provision herein to the contrary, in the event of any inconsistency between this Section 2 and any written employment agreement entered into by and between the Participant and the Company or an Affiliate, as applicable, the terms of such employment agreement shall control.
3.Dividend Equivalents. In the event that the Company declares and pays a dividend in respect of its outstanding shares of Stock and, on the record date for such dividend, the Participant holds PRSUs granted pursuant to this Agreement that have not been settled or forfeited as of such record date, the Company shall pay Dividend Equivalents to the Participant in the form of cash in an amount equal to the cash dividends the Participant would have received if the Participant was the holder of record, as of such record date, of the number of shares of Stock related to the portion of the Participant’s PRSUs granted pursuant to this Agreement that have not been settled or forfeited as of such record date, such payment to be made promptly following the date that the Company pays such dividend to its shareholders generally (however, in no event shall the Dividend Equivalents be paid later than 30 days following the date on which the Company pays such dividend).
4.Settlement of PRSUs. Except as otherwise provided in Section 2, PRSUs that have become both Earned PRSUs and Vested PRSUs in accordance with the terms of the Grant Notice shall be settled within 60 days following (a) the applicable Vesting Date or (b) if the Performance Achievement Date occurs following the applicable Vesting Date, the Performance Achievement Date; provided, however, that, upon an Early Vesting Event, the PRSUs that have become both Earned PRSUs and Vested PRSUs as of the date of such Early Vesting Event shall be settled within 60 days following such Early Vesting Event; provided, further, that in all cases payment shall be made no later than the 15th day of the third month following the end of the Company’s taxable year in which such PRSUs are no longer subject to a substantial risk of forfeiture. Pursuant to this Section 4, the Company shall deliver to the Participant a number of shares of Stock equal to the number of PRSUs that are both Earned PRSUs and Vested PRSUs as of the applicable date or event, subject to the satisfaction of any tax withholding obligations under Section 5. All shares of Stock issued hereunder shall be delivered either by delivering one or more certificates for such shares to the Participant or by entering such shares in book-entry form, as determined by the Committee in its sole discretion. In the event the Participant would otherwise become vested in a fractional portion of a PRSU (a “Fractional PRSU”) based on the vesting terms set forth in the Grant Notice, the Fractional PRSU shall instead remain unvested until the final vesting date or event provided in the Grant Notice; provided, however, that if the Participant would otherwise vest in a subsequent Fractional PRSU prior to the final vesting date or event for the PRSUs and such Fractional PRSU taken together with a previous Fractional PRSU that remained unvested would equal a whole PRSU, then such Fractional PRSUs shall vest to the extent they equal a whole PRSU. Upon the final vesting date or event, the value of any Fractional PRSUs shall be rounded up to the nearest whole PRSU.
5.Tax Withholding. To the extent that the receipt, vesting or settlement of this Award, including without limitation any payment made pursuant to Section 3 of this Agreement, results in compensation income or wages to the Participant for federal, state, local and/or foreign tax purposes, the Participant shall make arrangements satisfactory to the Company for the satisfaction of obligations for the payment of withholding taxes and other tax obligations relating to this Award. In order to satisfy obligations for the payment of withholding taxes and other tax obligations related to the issuance of shares, the Company shall reduce the number of shares of Stock deliverable hereunder with respect to the PRSUs by a number of shares of Stock up to the number of shares having an aggregate Fair Market Value on the date of withholding that does not exceed the aggregate amount of such obligations determined based on the maximum statutory withholding rates in the Participant’s jurisdiction that may be utilized without creating adverse accounting treatment for the Company with respect to this Award, as determined by the Committee. In the event the Company subsequently determines that the aggregate Fair Market Value of any shares of Stock withheld as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then the Participant shall pay to the

Company, immediately upon the Company’s request, the amount of that deficiency. The Participant acknowledges that there may be adverse tax consequences upon the receipt, vesting or settlement of this Award or disposition of the underlying shares and that the Participant has been advised, and hereby is advised, to consult a tax advisor. The Participant represents that the Participant is in no manner relying on the Board, the Committee, the Company, or any of its Affiliates or any of their respective managers, directors, officers, employees or authorized representatives for tax advice or an assessment of such tax consequences.
6.Non-Transferability. None of the PRSUs, rights to receive Dividend Equivalents or any interest or right therein may be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution, unless and until the shares of Stock underlying the PRSUs have been issued (or, in the case of Dividend Equivalents, the Dividend Equivalents have been paid in cash), and all restrictions applicable to such shares have lapsed. Neither the PRSUs nor any interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect against the Company and its Affiliates, except to the extent that such disposition is expressly permitted by the preceding sentence.
7.Compliance with Applicable Law. Notwithstanding any provision of this Agreement to the contrary, the issuance of shares of Stock hereunder will be subject to compliance with all requirements of applicable law with respect to such securities and with the requirements of any stock exchange or market system upon which the Stock may then be listed. No shares of Stock will be issued hereunder if such issuance would constitute a violation of any applicable law or regulation or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, shares of Stock will not be issued hereunder unless  a registration statement under the Securities Act is in effect at the time of such issuance with respect to the shares to be issued,  in the opinion of legal counsel to the Company, the shares to be issued are permitted to be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act, or (c) the Company has attained from any regulatory body having jurisdiction the requisite authority, if any, deemed by the Company’s legal counsel to be necessary for the lawful issuance and sale of any shares of Stock hereunder. As a condition to any issuance of Stock hereunder, the Company may require the Participant to satisfy any requirements that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance.
8.Rights as a Stockholder. The Participant shall have no rights as a stockholder of the Company with respect to any shares of Stock that may become deliverable hereunder unless and until the Participant has become the holder of record of such shares of Stock, and no adjustments shall be made for dividends in cash or other property, distributions, or other rights in respect of any such shares of Stock, except as otherwise specifically provided for in the Plan or this Agreement.
9.Full Satisfaction. Any issuance or transfer of shares of Stock or other property to the Participant or the Participant’s legal representative, heir, legatee or distributee, in accordance with this Agreement shall be in full satisfaction of all claims of such person hereunder.
10.No Right to Continued Employment or Awards. Nothing in the adoption of the Plan, nor the grant of the PRSUs thereunder pursuant to the Grant Notice and this Agreement, shall confer upon the Participant the right to continued employment by the Company or any

Affiliate, or any other entity, or affect in any way the right of the Company or any such Affiliate, or any other entity to terminate such employment at any time. The grant of the PRSUs is a one-time benefit and does not create any contractual or other right to receive a grant of Awards or benefits in lieu of Awards in the future.
11.Agreement to Furnish Information. The Participant agrees to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.
12.Entire Agreement; Amendment. This Agreement, the Grant Notice and the Plan constitute the entire agreement of the parties with regard to the subject matter hereof and contain all the covenants, promises, representations, warranties and agreements between the parties with respect to the PRSUs granted hereby; provided¸ however, that the terms of this Agreement shall not modify and shall be subject to the terms and conditions of any employment, consulting and/or severance agreement between the Company (or an Affiliate or other entity) and the Participant in effect as of the date a determination is to be made under this Agreement. Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan.
13.Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of law principles thereof.
14.Successors and Assigns. The Company may assign any of its rights under this Agreement without the Participant’s consent. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein and in the Plan, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators, and the person(s) to whom this Award may be transferred by will or the laws of descent or distribution.
15.Clawback. Notwithstanding any provision in this Agreement, the Grant Notice or the Plan to the contrary, to the extent required by  applicable law and/or  any policy that may be adopted or amended by the Board from time to time, all shares of Stock issued hereunder shall be subject to forfeiture, repurchase, recoupment and/or cancellation to the extent necessary to comply with such law(s) and/or policy.
16.Severability. If a court of competent jurisdiction determines that any provision of this Agreement (or any portion thereof) is invalid or unenforceable, then the invalidity or unenforceability of such provision (or portion thereof) shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect.
17.Section 409A. Notwithstanding anything herein or in the Plan to the contrary, the PRSUs and all rights related thereto granted pursuant to this Agreement are intended to be exempt from the applicable requirements of the Nonqualified Deferred Compensation Rules and shall be limited, construed, and interpreted in accordance with such intent. Notwithstanding the foregoing, the Company and its Affiliates make no representations that the PRSUs provided under this Agreement are exempt from or compliant with the Nonqualified Deferred Compensation Rules and in no event shall the Company or any Affiliate be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by the Participant on account of non-compliance with the Nonqualified Deferred Compensation Rules. The

Participant’s employment or service shall terminate on the date that he or she experiences a “separation from service” as defined under the Nonqualified Deferred Compensation Rules.
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Exhibit B

MAGNOLIA OIL & GAS CORPORATION LONG TERM INCENTIVE PLAN
[SEE ATTACHED]

B-1

PRSU